UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Community First Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 30, 2019

Dear Fellow Stockholder:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Community First Bancshares, Inc. The Annual Meeting will be held at Newton Federal Bank’s Operations Center located at 8460 Martin Luther King Jr. Avenue, Covington, Georgia on February 28, 2019, at 2:00 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Community First Bancshares, Inc. Also enclosed for your review is our Annual Report for the year ended September 30, 2018, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Porter Keadle Moore, LLC as independent registered public accounting firm for the year ending December 31, 2019. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Community First Bancshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2018 Annual Report are available at:

www.cstproxy.com/communityfirstbancshares/2019.

Sincerely,
Johnny S. Smith
President and Chief Executive Officer

Community First Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 28, 2019

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Community First Bancshares, Inc. will be held at 8460 Martin Luther King Jr. Avenue, Covington, Georgia on February 28, 2019 at 2:00 p.m., local time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of three directors;

2.	the ratification of the appointment of Porter Keadle Moore, LLC as independent registered public accounting firm for the year ending December 31, 2019; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on January 2, 2019 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF COMMUNITY FIRST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors
Gregory J. Proffitt
Corporate Secretary

Covington, Georgia

January 30, 2019

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND COMMUNITY FIRST BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2018 ARE EACH AVAILABLE ON THE INTERNET AT www.cstproxy.com/communityfirstbancshares/2019.

PROXY STATEMENT

Community First Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

ANNUAL MEETING OF STOCKHOLDERS

February 28, 2019

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Community First Bancshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held at 8460 Martin Luther King Jr. Avenue, Covington, Georgia on February 28, 2019, at 2:00 p.m., local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 30, 2019.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Community First Bancshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Porter Keadle Moore, LLC as our independent registered public accounting firm for the year ending December 31, 2019.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Community First Bancshares, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Gregory J. Proffitt, Corporate Secretary, at (770) 786-7088.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Community First Bancshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on January 2, 2019 are entitled to one vote for each share then held. As of January 2, 2019, there were 7,481,407 shares of common stock issued and outstanding.

Community First Bancshares, Inc.’s Charter provides that, for a period of five years from the closing of Community First Bancshares, Inc.’s stock offering completed in April 2017, no person, other than Community First Bancshares, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Community First Bancshares, Inc. held by persons other than Community First Bancshares, MHC, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of January 2, 2019, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 3175 Highway 278, Covington, Georgia 30014.

	Shares of Common
	Stock Beneficially		Percent of Shares of
	Owned as of the		Common Stock
	Record Date (1)		Outstanding (2)
Persons Owning Greater than 5%
Community First Bancshares, MHC	4,070,655		54.0%
3175 Highway 278
Covington, Georgia 30014
Directors
William D. Fortson, Jr.	30,000	*
Marshall L. Ginn	8,500	(3)	*
Bob W. Richardson	10,047	(4)	*
Howard G. Roberts	2,000	*
Mark J. Ross	900	*
Johnny S. Smith	10,000	(5)	*
Edward P. Stone	26,671	*
Executive Officers who are not Directors
Gregory J. Proffitt	2,500	*
Kenneth D. Lumpkin	3,500	(6)	*
Tessa M. Nolan	1,000	(5)	*
John R. Crook
All directors and executive officers as a group (11 persons)	95,118		1.27%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Community First Bancshares, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from January 2, 2019. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Community First Bancshares, Inc. common stock

(2)	Based on a total of 7,481,407 shares of common stock outstanding as of January 2, 2019.
(3)	All of such shares are held by a corporation.
(4)	Includes 7,547 shares held in an individual retirement account.
(5)	All of such shares are held in an individual retirement account.
(6)	All of such shares are pledged as collateral.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. However, if Community First Bancshares, MHC, our majority stockholder, votes at the annual meeting, a quorum would be assured.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Porter Keadle Moore, LLC as our independent registered public accounting firm for the year ending December 31, 2019, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter. Broker non-votes will not affect the outcome of the vote, and abstentions will have the same effect as votes against.

Management anticipates that Community First Bancshares, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Community First Bancshares, MHC votes all of its shares in favor of each proposal, the approval of each proposal would be assured.

Participants in the Newton Federal Bank Employee Stock Ownership Plan

If you participate in the Newton Federal Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is February 21, 2019 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on February 21, 2019.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified, and one director has been nominated for election at the annual meeting to serve for a one-year period and until his successor shall have been elected and qualified. The Board of Directors has nominated Marshall L. Ginn, Mark Ross and Johnny S. Smith to serve as directors for three-year terms. Each nominee is currently a director of Community First Bancshares, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of September 30, 2018, and term as a director includes service with Newton Federal Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Community First Bancshares, Inc. is also a director of Newton Federal Bank and Community First Bancshares, MHC.

Directors

The nominees for director are:

Marshall L. Ginn. Mr. Ginn, age 65, has served as a director since 2004. Mr. Ginn has been a licensed real estate broker since 1996, and is an Associate Broker with RE/MAX Agents Realty, located in Covington, Georgia. Mr. Ginn assists in the purchase and sale of residential, commercial and industrial properties as well as raw land. Prior to joining RE/MAX, Mr. Ginn was co-founder of Medical Services South and founder of ELCO Medical, privately held corporations specializing in the marketing and sale of orthopedic implants and products. He has served as President of the East Metro Board of Realtors and Chairman of the Newton County Chamber of Commerce. Mr. Ginn brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities.

Johnny S. Smith. Mr. Smith, age 59, has served as a director since 2016. Mr. Smith has served as the President and Chief Executive Officer of Newton Federal Bank since February 2016, having joined Newton Federal Bank in 1992 as Comptroller. Mr. Smith served as an elected board member of the Newton County School System and is the Chairman of the Board of the Rotary Club of Covington Foundation. Mr. Smith’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Mark J. Ross. Mr. Ross, age 50, is an attorney and former residential and commercial real estate developer. Since 2012, Mr. Ross has been the co-owner and Director of Right at Home of East Atlanta, a senior home care and staffing company located in Covington, Georgia. In his position, Mr. Ross focuses on business expansion, including marketing and quality improvement. Mr. Ross’ experience in small business and technology gives him extensive insight into local business and real estate matters, as well as the challenges facing senior citizens and families who live in our market areas. Due to the economic downturn, especially in the real estate industry, Mr. Ross had a personal bankruptcy, that was discharged in 2009.

The following directors of Community First Bancshares, Inc. have terms ending following the fiscal year ending December 31, 2019:

Bob W. Richardson. Mr. Richardson, age 70, has served as a director since 1991. Mr. Richardson was a licensed pharmacist for 40 years until his retirement in 2010. He was the owner and manager of People’s Drug Store, located in Covington, Georgia, beginning in 1979. Mr. Richardson is also the co-owner of Taziki’s Mediterranean Cafe, located in Athens, Georgia, which opened in 2014. Mr. Richardson’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area.

The following directors of Community First Bancshares, Inc. have terms ending following the fiscal year ending December 31, 2020:

William D. Fortson, Jr. Mr. Fortson, age 76, has served as a director since 1998. Mr. Fortson has over 48 years’ experience in the automobile industry, and has been the owner of Ginn Motor Company, located in Covington, Georgia, since 1987. Mr. Fortson has also served as member/manager of Ginn Chrysler, Jeep, Dodge, LLC since 2009. Mr. Fortson has strong marketing, sales, and customer service assessment skills, as well as significant experience in employee development, training, and business management.

Howard G. Roberts. Mr. Roberts, age 71, is the former President and Chief Executive Officer of First Newton Bank in Covington, Georgia, having served in those positions from 1985 to 2000. Mr. Roberts is currently a real estate developer and private equity investor. Mr. Roberts’ banking background and leadership experience bring valuable insight in the areas of leadership, bank operations, credit evaluation and corporate governance.

Edward P. Stone. Mr. Stone, age 71, has served as a director since 2001. Mr. Stone has served as the President of Peoples Home Health, located in Pensacola, Florida, since 2008, the President of Peoples Home Medical, located in Covington Georgia, since 2009, and the President, owner and administrator of Longleaf Hospice LLC, located in Covington, Georgia, since 2011. He has been involved in the home healthcare industry since 1982. Mr. Stone’s experience gives him extensive insight into the challenges facing senior citizens and families who live in our market areas, as well as into matters related to small businesses and economic developments in our market area.

Executive Officers Who are Not Directors

Gregory J. Proffitt, age 50, was appointed Newton Federal Bank’s Executive Vice President and Chief Operations Officer in February 2016. Mr. Proffitt has been employed with Newton Federal Bank since 2005, serving as Senior Vice President and Chief Operations Officer beginning in November 2013 and as Controller and Compliance Officer. Prior to being employed with Newton Federal Bank, Mr. Proffitt has served in various roles with other companies including SunTrust Bank, The Federal Reserve Bank of Atlanta, John H. Harland Company, The Original Honey Baked Ham Company, Allied Automotive Group, and Blue Cross Blue Shield of Georgia.

Kenneth D. Lumpkin, age 53, is Newton Federal Bank’s Executive Vice President and Chief Lending and Marketing Officer, and has served in those positions since February 2016. Mr. Lumpkin previously served as our Vice President and Director of Sales and Marketing, and joined Newton Federal Bank as a consultant in June 2014. From December 2012 to June 2014, Mr. Lumpkin was a licensed real estate agent for Progressive Realty LLC, located in Winder, Georgia. Mr. Lumpkin was not employed from June 2011 to December 2012, but previously worked at The Peoples Bank of Winder, Winder, Georgia, from 1998 to 2011, most recently as Executive Vice President and head of production. Prior to joining The Peoples Bank of Winder, Mr. Lumpkin served as Vice President and Commercial Lender at Regions Bank. He began his banking career in 1988 with Bank of America (formerly known as Bank South and Nations Bank).

Tessa M. Nolan, age 33, was named Newton Federal Bank’s Senior Vice President and Chief Financial Officer in February 2016, and served as our Controller beginning in March 2014. Ms. Nolan joined Newton Federal Bank in August 2005.

John R. Crook, age 39, was named Newton Federal Bank’s Senior Vice President and Senior Credit Officer in September 2018, having joined Newton Federal Bank in May 2017 as a senior credit officer. Mr. Crook started his banking career in 2003. He worked at Regions Bank as a Loan Review Officer and Loan Officer and helped start a de novo bank in Jefferson, Georgia. In 2007, Mr. Crook became a portfolio manager at Athens First Bank & Trust (a division of Synovus), and became a regional credit manager in 2009 when Synovus began the unification of over bank charters that it held. Prior to joining Newton Federal Mr. Crook was the Risk Officer at First Covenant Bank, where he was employed beginning in October 2016. Mr. Crook joined Newton Federal Bank in May 2017.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Johnny S. Smith, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Smith is not independent because he is one of our executive officers. In determining the independence of our directors, the board of directors considered relationships between Newton Federal Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at Newton Federal Bank. In addition, we utilize the services of RE/MAX Agents Realty for certain real estate transactions, with which Director Marshall L. Ginn is an Associate Broker. We paid RE/MAX Agents Realty commissions of $2,085 for the year ended September 30, 2018.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by William D. Fortson, Jr., who is an independent director. This ensures a greater role for the independent directors in the oversight of Community First Bancshares, Inc. and Newton Federal Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Community First Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Community First Bancshares, Inc. Risks relating to the direct operations of Newton Federal Bank are further overseen by the Board of Directors of Newton Federal Bank, all of whom are the same individuals who serve on the Board of Directors of Community First Bancshares, Inc. The Board of Directors of Newton Federal Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Community First Bancshares, Inc. and Newton Federal Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended September 30, 2018, we believe that Senior Vice President John R. Crook filed a late Form 3 to report his appointment as an executive officer, Directors Howard J. Roberts and Mark J. Ross each filed a late Form 3 to report his appointment as a director, and no other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Community First Bancshares, Inc. has adopted a Code of Ethics for Senior Officers that applies to Community First Bancshares, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.newtonfederal.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Community First Bancshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Seven out of eight directors attended the 2018 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Community First Bancshares, Inc., P.O. Box 1037, Covington, Georgia 30015, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Community First Bancshares, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Community First Bancshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Community First Bancshares, Inc. are the Audit Committee and the Compensation Committee.

The Board of Directors of Community First Bancshares, Inc. held 12 regular meetings and one special meeting during the year ended September 30, 2018. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Fortson, Richardson, Ross and Stone, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Stone serves as chair of the Audit Committee. The Audit Committee does not have an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Board of Directors does not believe it is necessary to have such a person on the Audit Committee because each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has assessed the finances and financial reporting of his own business.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.newtonfederal.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Community First Bancshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met six times during the year ended September 30, 2018.

Compensation Committee. The Compensation Committee is comprised of Directors Fortson, Stone and Richardson. Mr. Fortson serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Community First Bancshares, Inc. or Newton Federal Bank. The Compensation Committee met four times during the year ended September 30, 2018.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Community First Bancshares, Inc.’s compensation and incentive plans, policies and programs, and to oversee Community First Bancshares, Inc.’s management development and succession plans for executive officers. Community First Bancshares, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended September 30, 2018, the Compensation Committee utilized the services of Matthews, Young – Management Consulting, a division of Matthews, Young & Associates, Inc., who provided assistance with respect to establishing an incentive plan.

The Compensation Committee operates under a written charter which is available on our website at www.newtonfederal.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Community First Bancshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the President and Chief Executive Officer with respect to the compensation of executive officers other than the President and Chief Executive Officer.

Nominating Procedures. The Board of Directors of Community First Bancshares, Inc. has not established a separate standing Nominating Committee. Instead, nominations for director must be approved by a majority of the Board of Directors and a majority of the independent directors of the Board of Directors. The Board of Directors believes that it is the responsibility of the entire Board of Directors to participate in the identification, evaluation, recruitment and selection of qualified directors and, therefore, has not delegated this function to a committee of the Board. Community First Bancshares, Inc. relies upon Nasdaq’s “Controlled Company Exemption” from the independence requirements with respect to nominating committees for companies with majority stockholders. Community First Bancshares, Inc. is a “Controlled Company” because more than 50% of its shares of common stock are owned by Community First Bancshares, MHC. The Board of Directors, acting as the Nominating Committee, met once during the fiscal year ended September 30, 2018.

The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Newton Federal Bank’s position in its community and can assist Newton Federal Bank with business development through business and other community contacts.

The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board – Community First Bancshares, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Community First Bancshares, Inc.’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Community First Bancshares, Inc., it being the policy of Community First Bancshares, Inc. to limit public company directorships to two companies other than Community First Bancshares, Inc.

•

Experience – Community First Bancshares, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Community First Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community – Community First Bancshares, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Community First Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s familiarity with Community First Bancshares, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Community First Bancshares, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity – Due to the nature of the financial services provided by Community First Bancshares, Inc. and its subsidiaries, Community First Bancshares, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Community First Bancshares, Inc.’s Bylaws.

•

Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Community First Bancshares, Inc. and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Community First Bancshares, Inc. and its stockholders, including past service with Community First Bancshares, Inc. or Newton Federal Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and Community First Bancshares, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any

Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Community First Bancshares, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender and Ethnic Diversity – Community First Bancshares, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•

Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Community First Bancshares, Inc.’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Community First Bancshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended September 30, 2018 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at P.O. Box 1037, Covington, Georgia 30015. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Community First Bancshares, Inc.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Community First Bancshares, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Community First Bancshares, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Community First Bancshares, Inc.’s Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in Community First Bancshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Community First Bancshares, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Community First Bancshares, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Community First Bancshares, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended September 30, 2018.

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2018 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Community First Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

William D. Fortson, Jr.

Bob W. Richardson

Mark J. Ross

Edward P. Stone (Chairman)

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Newton Federal Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Newton Federal Bank makes loans to its employees through an employee loan program pursuant to which loans are made at a reduced rate. The reduced rate is 0.50% below the interest rate offered to the public. Employees also receive a 50% discount on loan origination fees.

The chart below lists our executive officers who participated in the employee loan program during the years ended September 30, 2018 and 2017, and certain information with respect to their loans. No other directors or executive officers of Newton Federal Bank participated in the employee loan program during the years ended September 30, 2018 or 2017.

Name	Type of Loan	Largest Aggregate Balance 10/01/17 to 9/30/18	Principal Balance 9/30/18	Principal Paid 10/01/17 to 9/30/18	Interest Paid 10/01/17 to 9/30/18	Interest Rate
Gregory J. Proffitt	Home Mortgage	$271,176	$263,722	$7,454	$9,346	3.49%
Kenneth D. Lumpkin	Consumer	$14,993	$11,743	$6,550	$1,085	8.75%
	Home Mortgage	$382,557	$374,882	$7,675	$18,437	4.49%
Tessa M. Nolan	Home Mortgage	$156,120	$148,684	$7,436	$6,109	4.00%
	Consumer	$23,015	$19,335	$3,680	$1,418	7.50%

Name	Type of Loan	Largest Aggregate Balance 10/01/16 to 9/30/17	Principal Balance 9/30/17	Principal Paid 10/01/16 to 9/30/17	Interest Paid 10/01/16 to 9/30/17	Interest Rate
Gregory J. Proffitt	Home Mortgage	$278,365	$271,176	$7,189	$9,601	3.49%
Kenneth D. Lumpkin	Consumer	$14,993	$14,993	$—	$—	7.75%
	Home Mortgage	$389,318	$382,557	$6,761	$17,342	4.49%
	Consumer	$14,956	$—	$18,345	$1,108	7.75%
Tessa M. Nolan	Home Mortgage	$163,148	$156,120	$7,028	$6,399	4.00%
	Consumer	$23,630	$—	$23,630	$1,496	6.75%
	Consumer	$23,015	$23,015	$—	$—	6.50%

At the time of termination of employment with Newton Federal Bank, the interest rate will be adjusted to the non-employee interest rate.

These loans neither involve more than the normal risk of collection nor present other unfavorable features. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

Since October 1, 2016, other than described above, and except for loans to executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Newton Federal Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Community First Bancshares, Inc.

Executive Compensation

The following table sets forth for the years ended September 30, 2018 and 2017, certain information as to the total remuneration paid by Newton Federal Bank to Mr. Smith, who served as President and Chief Executive Officer during that time period, and our two other most highly compensated executive officers for the year ended September 30, 2018. Each individual listed in the table below is referred to as a “named executive officer.”

	Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)(1)	All other Compensation ($)(2)	Total ($)
Johnny S. Smith, President and	2018	233,000	25,000	38,627	296,627
Chief Executive Officer	2017	172,600	42,031	45,659	260,290
Gregory J. Proffitt, Executive	2018	180,000	12,000	9,555	201,555
Vice President and Chief	2017	140,000	32,026	13,418	185,444
Operations Officer
Kenneth D. Lumpkin,	2018	170,000	11,000	19,347	200,347
Executive Vice President and	2017	130,000	26,392	20,923	177,285
Chief Lending and
Marketing Officer

(1)

Represents discretionary cash bonuses paid for the applicable fiscal year. For the year ended September 30, 2017, includes a $1,428 25-year service award for Mr. Smith and a $195 merchant award for Mr. Lumpkin.

(2)	A break-down of the various elements of compensation in this column for the year ended September 30, 2018 is set forth in the following table:

	All Other Compensation
Name	Life Insurance Premiums ($)	401(k) Match ($)	Director Fees ($)	Automobile Allowance ($)	Club Dues ($)	Employee Stock Ownership Plan ($)	Total All Other Compensation ($)
Johnny S. Smith	1,296	3,000	22,750	—	3,672	7,909	38,627
Gregory J. Proffitt	1,242	1,800	—	—	—	6,513	9,555
Kenneth D. Lumpkin	1,173	5,100	—	4,800	2,232	6,042	19,347

Employment Agreements. Community First Bancshares, Inc. and Newton Federal Bank have entered into employment agreements with each of President and Chief Executive Officer Johnny S. Smith and Executive Vice President and Chief Operating Officer Gregory J. Proffitt. Newton Federal Bank has entered into an employment agreement with Executive Vice President and Chief Lending and Marketing Officer Kenneth D. Lumpkin, with Community First Bancshares, Inc. acting as a guarantor of the payments and benefits promised under the agreement. Mr. Lumpkin is not an employee of Community First Bancshares, Inc.

The employment agreement with Mr. Smith has an initial term of three years. The employment agreements with Messrs. Proffitt and Lumpkin have an initial term of two years. Each year, the boards of directors of Community First Bancshares, Inc. and Newton Federal Bank (Newton Federal Bank in the case of Mr. Lumpkin) may renew the terms of the employment agreements for another year so that they again become a three-year term (in the case of Mr. Smith) or two-year terms (in the case of the other executive officers). If Community First Bancshares, Inc. or Newton Federal Bank enters into a transaction that would constitute a “change in control” under the agreements, the terms of the agreements will automatically extend to three years (in the case of Mr. Smith) and two years (in the case of the other executive officers) from the effective date of the change in control.

Under the employment agreements, the current annual base salaries for Messrs. Smith, Proffitt and Lumpkin are $253,000, $198,000 and $187,000, respectively. Each executive officer’s base salary will be reviewed at least annually to determine whether an increase is appropriate. In addition to base salary, the executives are entitled to participate in bonus and incentive programs and benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. Mr. Smith is also provided with an automobile and Mr. Lumpkin is provided with an automobile allowance.

Under the employment agreements, if Community First Bancshares, Inc. or Newton Federal Bank (just Newton Federal Bank in the case of Mr. Lumpkin) terminates the executive’s employment for “cause,” as that term is defined in the employment agreements, the executive will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued through the date of the termination. If Community First Bancshares, Inc. or Newton Federal Bank terminates the executive’s employment without cause or if the executive terminates employment for “good reason,” as that term is defined in the employment agreements, Community First Bancshares, Inc. or Newton Federal Bank will pay the executive an amount equal to the greater of (i) the base salary or (ii) the average monthly compensation (as defined in the agreement) that would be due to the executive for the remaining term of the agreement. The payment will be made in a lump sum within five days of the executive’s termination. If the termination of employment occurs during the term of the employment agreement but following a change in control, the executive will receive a payment equal to three times (in the case of Mr. Smith) or two times (in the case of the other executive officers) the average base salary, bonus and profit sharing contributions paid or provided to the executive officer during the calendar year immediately preceding the change in control or, if greater, the annualized base salary, bonus and profit sharing contributions. The payment will be made in a lump sum within five days following the termination of employment.

The employment agreements also contain certain post-employment obligations (non-competition and non-solicitation) that may apply for 24 months following a termination of employment depending on the nature of the termination.

401(k) Plan. Newton Federal Bank maintains the Newton Federal Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must complete three months of service to be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $25,000. In addition to salary deferral contributions, Newton Federal Bank may make discretionary matching contributions to the 401(k) Plan. Newton Federal Bank made a matching contribution to the 401(k) Plan for the plan year ended September 30, 2018. A participant is always 100% vested in his or her salary deferral contributions. Matching contributions vest 100% after three years of participant’s service with Newton Federal Bank. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Expense recognized in connection with the 401(k) Plan totaled $93,011 for the fiscal year ended September 30, 2018.

Employee Stock Ownership Plan. In connection with its mutual holding company reorganization and related stock offering, Newton Federal Bank adopted an employee stock ownership plan for eligible employees. The named executive officers are eligible to participate in the employee stock ownership plan just like other employees. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the reorganization or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 295,499 shares of Community First Bancshares, Inc. common stock outstanding, funded with a loan from Community First Bancshares, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Newton Federal Bank’s discretionary contributions to the employee stock ownership plan and any dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. A participant will become 100% vested in his or her account balance after three years of service. Participants who were employed by Newton Federal Bank immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service in accordance with the terms of the plan document. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Life Insurance Coverage. Newton Federal Bank provides life insurance to certain of its employees, including the named executive officers. The death benefits for Messrs. Smith, Proffitt and Lumpkin are $506,000 (two times current salary), $396,000 (two times current salary) and $374,000 (two times current salary), respectively. Newton Federal Bank has also entered into death-benefit only agreements with the named executive officers that will pay a death benefit to their beneficiaries in the event of death while employed in the amounts of two times base salary for Mr. Smith and one and one-half times for Messrs. Proffitt and Lumpkin.

Directors’ Compensation

The following table sets forth for the year ended September 30, 2018 certain information as to the total remuneration we paid to our directors. Mr. Smith received director fees of $ 22,750 for the year ended September 30, 2018, which is included in All Other Compensation in the Summary Compensation Table.

Director Compensation Table For the Year Ended September 30, 2018
		Nonqualified
Name	Fees Earned or Paid in Cash ($)	Deferred Compensation Earnings ($)(1)	All Other Compensation ($)	Total ($)
Troy B. Brooks (2)	22,150	4,576	—	26,726
William D. Fortson, Jr.	52,750	56,581	—	109,331
Marshall L. Ginn	25,150	27,690	—	52,840
Bob W. Richardson	27,350	75,864	—	103,214
Howard G. Roberts	23,850	—	—	23,850
Mark J. Ross	22,950	—	—	22,950
Edward P. Stone	28,800	35,917	—	64,717

(1)	Reflects above-market earnings under the Directors’ Deferred Compensation Plan, described below.
(2)	Mr. Brooks resigned as a director on August 8, 2018.

Director Fees. Directors of Community First Bancshares, Inc. currently only earn fees in his or her capacity as a board or committee member of Newton Federal Bank. Directors of Newton Federal Bank earn an annual fee of $21,000, and our chairman receives an additional chairman fee of $21,000 per year. Directors currently receive fees of $150 per meeting for service on the Audit, Compensation and Asset/Liability Management Committees and $100 per meeting for service on the Loan Committee.

Directors’ Deferred Compensation Plan. Newton Federal Bank sponsors a deferred compensation plan under which eligible directors were previously able to defer the receipt of compensation that otherwise would have been payable to them for their service as a director. Effective June 30, 2015, the plan has been frozen with respect to further deferral contributions and any new participants. However, directors who previously deferred compensation under the plan maintain a benefit under the plan until the deferred compensation is distributed to them in accordance with their previous elections and the terms of the plan. Until their benefits are distributed under the plan, the deferred compensation will be credited with earnings, compounded quarterly, at a rate equal to the average pre-tax return for the immediately preceding ten-year period on shares in the Vanguard Balanced Index Fund Admiral Shares, as published in the fund’s annual report for December 31 of the immediately preceding calendar year.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Community First Bancshares, Inc. has approved the engagement of Porter Keadle Moore, LLC to be our independent registered public accounting firm for the year ending December 31, 2019, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Porter Keadle Moore, LLC for the year ending December 31, 2019. A representative of Porter Keadle Moore, LLC is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Porter Keadle Moore, LLC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Community First Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC during the years ended September 30, 2018 and 2017.

	Year Ended	Year Ended
	September 30, 2018	September 30, 2017
Audit Fees	$142,900	$136,499
Audit-Related Fees	$3,700	$134,065
Tax Fees	$42,100	$20,565
All Other Fees	$—	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of Community First Bancshares, Inc.’s annual consolidated financial statements for the years ended September 30, 2018 and 2017, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during 2018 and 2017, including out of pocket expenses.

Audit-Related Fees. Audit-Related Fees include fees billed for non-audit professional services rendered during the fiscal years ended September 30, 2018 and 2017, including research, correspondence, meetings and assistance relating to the mutual holding company formation and reorganization, and review of the associated stock offering materials and prospectus as filed with the Securities and Exchange Commission.

Tax Fees. Tax Fees include fees billed for professional services related to tax services rendered during the fiscal years ended September 30, 2018 and 2017.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services and public company status, is compatible with maintaining the independence of Porter Keadle Moore, LLC. The Audit Committee concluded that performing such services does not affect the independence of Porter Keadle Moore, LLC in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees and tax fees billed and paid during the years ended September 30, 2018 and 2017, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Porter Keadle Moore, LLC as independent registered public accounting firm for the year ending December 31, 2019.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Community First Bancshares, Inc.’s executive office, 3175 Highway 278, Covington, Georgia 30014, no later than October 2, 2019, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Secretary not less than five days prior to the date of the annual meeting.

The 2020 annual meeting of stockholders is expected to be held May 23, 2020. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than May 18, 2020. If notice is received after May 18, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF COMMUNITY FIRST BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2018 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, P.O. BOX 1037, COVINGTON, GEORGIA 30015 (REGULAR MAIL), OR 3175 HIGHWAY 278, COVINGTON, GEORGIA 30014 (OVERNIGHT DELIVERY) OR BY CALLING (770) 786-7088.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Community First Bancshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2018 Annual Report are each available on the Internet at www.cstproxy.com/communityfirstbancshares/2019.

By Order of the Board of Directors
Gregory J. Proffitt
Corporate Secretary

Covington, Georgia

January 30, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone—Q U I CK ï^ï^ï^ E A SY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named COMMUNITY FIRST proxies to vote your shares in the same manner as if you marked, signed and returned your proxy BANCSHARES, INC. card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 27, 2019. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy PLEASE DO NOT RETURN THE PROXY CARD IF YOU card and return it in the postage-paid ARE VOTING ELECTRONICALLY OR BY PHONE. envelope provided. ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY Please mark your votes X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 AND 2. like this 1. Election of Directors FOR ALL 2. The ratification of the appointment FOR AGAINST ABSTAIN FOR WITHHOLD EXCEPT of Porter Keadle Moore, LLC as (1) Marshall L. Ginn (three-year term) independent registered public accounting firm for the year ending (2) Mark J. Ross (three-year term) December 31, 2019; and (3) Johnny S. Smith (three-year term) INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on such other business as may the line(s) below: properly come before the Annual Meeting. Check Box if you plan to attend Annual Meeting CONTROL NUMBER The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated January 30, 2019 and audited financial statements. Signature Signature, if held jointly Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials Community First Bancshares, Inc.’s proxy statement, including the notice of the annual meeting of stockholders, and the 2018 annual report to stockholders are each available on the internet at: www.cstproxy.com/communityfirstbancshares/2019 ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COMMUNITY FIRST BANCSHARES, INC. The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 8460 Martin Luther King Jr. Avenue, Covington, Georgia on February 28, 2019 at 2:00 p.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. (Continued, and to be marked, dated and signed, on the other side)